Exhibit 99.1

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the "Agreement"), dated February 18, 2004, shall serve to set forth the terms and between Hudson Health Sciences, Inc., having a place of business at 400 Oyster Point Blvd., South San Francisco, CA ("HUDSON") and Health Outcomes Management , Inc., having a place of business at 8311 Windbreak Trail N., St. Paul, MN 55042 ("COMPANY").

WHEREAS, COMPANY and HUDSON are interested in exploring the possibilities of entering into a working relationship; and

WHEREAS, in the course of evaluating the potential value of working with each other it may become necessary for each party hereto to provide the other with certain confidential and/or proprietary information (the "Confidential Information");

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, COMPANY and HUDSON hereby agree as follows:

1.  (a)  HUDSON agrees to accept and keep confidential all Confidential Information disclosed to it by COMPANY, including, but not limited to any and all information, know-how and data, financial, technical and other data, research material, products, formulae, protocols, techniques, experimental work, inventions, discoveries, designs, drawings, concepts, procedures, ideas, diagrams, marketing plans, brochures, photographs, processes, test equipment, test data, specifications, operational data, models, prototypes, materials, methods and techniques. HUDSON agrees not to divulge the Confidential Information that COMPANY discloses to it to any third party or parties, or use said Confidential Information for any purposes other than evaluating the potential value of working with COMPANY. HUDSON further agrees to limit disclosure only to those of its officers, employees, agents, affiliates and consultants as HUDSON considers necessary. HUDSON shall take all reasonable steps to prevent the disclosure of the Confidential Information as provided herein. This obligation shall be binding upon HUDSON and shall continue for a period of five (5) years from the date of this Agreement.

      (b)  COMPANY agrees to accept and keep confidential all Confidential Information disclosed to it by HUDSON,including, but not limited to any and all information, know-how and data, financial, technical and other data, research material, products, formulae, protocols, techniques, experimental work, inventions, discoveries, designs, drawings, concepts, procedures, ideas, diagrams, marketing plans, brochures, photographs, processes, test equipment, test data, specifications, operational data, models, prototypes, materials, methods and techniques. COMPANY agrees not to divulge the Confidential Information that HUDSON discloses to it to any third party or parties, or use said Confidential Information for any purposes other than evaluating the potential value of working with COMPANY. COMPANY further agrees to limit disclosure only to those of its officers, employees, agents, affiliates and consultants as COMPANY considers necessary. COMPANY shall take all reasonable steps to prevent the disclosure of the Confidential Information as provided herein. This obligation shall be binding upon COMPANY and shall continue for a period of five (5) years from the date of this Agreement.

2.  Nothing in the foregoing shall be construed to prevent either party from disclosing or using any information or from using Confidential Information which:

      (a)  such party can demonstrate by competent evidence was in such party's possession or control prior to the date of disclosure;

      (b)  was in the public domain or enters into the public domain through no improper act on the party seeking to use or disclose the Confidential Information or on the part of such party's officers, employees, agents, affiliates and consultants;

      (c)  is approved for public release by written authorization by the other party;

      (d)  such party can demonstrate by competent evidence is or was developed independent of the information derived from the proprietary Information;

      (e)  is required to be disclosed by legal, administrative or judicial process. If COMPANY or HUDSON or any of their respective representatives is requested in any proceeding to disclose Confidential Information furnished to it, such party shall give prompt notice of such request to the other so that the other party may seek an appropriate protective order. If, in the absence of a protective order, COMPANY or HUDSON, or any of their respective representatives, is legally compelled to disclose Confidential Information to it, such Confidential Information (and only such Confidential Information) may be disclosed in such proceeding without liability hereunder; provided, however, that the disclosing party shall give the other party written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practical and, upon the other party’s request and at the other party’s expense, the disclosing party shall use all reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information in such proceeding; or

      (f)  is rightfully given to the party seeking to use or disclose the Confidential Information from sources independent of the such party, its officers, employees, agents, affiliates and consultants.

3.  It is understood and agreed that any and all proprietary rights, including, but not limited to, patent rights, trademarks and proprietary rights, in and to the Confidential Information disclosed to HUDSON by COMPANY or to COMPANY by HUDSON shall be and remain the property of COMPANY or HUDSON, respectively, and neither party shall have any right, title or interest in or to any of the other party's Confidential Information. Each party will disclose its Confidential Information to the other with the express understanding that neither party will be obligated to enter into any further agreement relating to such Confidential Information. In addition, nothing in this Agreement shall be construed as establishing any joint venture or other business relationship, as granting to either party any license or right under any patent rights of the other or as representing any commitment by either party to enter into any license or other agreement by implication or otherwise.

4.  Upon written request of either COMPANY or HUDSON, each party will return to the other all the Confidential Information (including all copies made by either HUDSON or COMPANY, as the case may be), provided that each party may retain one copy of all such Confidential Information in its confidential files for record purposes only.

5.  This Agreement constitutes the entire agreement of the parties pertaining to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety. No agreement, understanding or promise subsequent to the date hereof relating to the subject matter of this Agreement, the Confidential Information or otherwise between or by one of the parties hereto shall be binding upon either party unless it is in writing and executed by both HUDSON and COMPANY and neither party shall be reasonable in relying on oral statements made by the other which are not contained in a written agreement.

6.  This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of such party of any other provision of this Agreement. Neither party may assign its rights or obligations hereunder.

7.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of the law principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year written above.

HEALTH OUTCOMES MANAGEMENT INC.                                              HUDSON HEALTH SCIENCES INC.

By:  /s/ Peter Zugschwert                                                                                         By:  /s/ Mark Ahn

Name:  Peter Zugschwert                                                                                         Name:  Mark Ahn, Ph.D.
Title:  Chief Executive Officer                                                                                   Title:  Chief Executive Officer